UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 10, 2018 (December 5, 2018)

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 5, 2018, Hill International, Inc. (the “Company”) entered into a Board Observer and Standstill Agreement (the “Agreement”) with Richter Capital LLC and David L. Richter (collectively, the “Richter Group”), pursuant to which the Richter Group agreed to certain standstill provisions and the Company agreed to appoint Mr. Richter as an observer to the Company’s Board of Directors (the “Board”). The following is a summary of the terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Under the terms of the Agreement, the Richter Group has agreed to certain standstill restrictions during the Standstill Period (as defined under the Agreement), including restrictions on the Richter Group (1) soliciting or granting proxies to vote shares of the Company’s common stock, (2) initiating stockholder proposals for consideration by the Company’s stockholders, (3) nominating directors for election to the Board, (4) seeking the removal of any member of the Board, and (5) submitting proposals for or offers of certain extraordinary transactions involving the Company, in each case, subject to certain exceptions. The Agreement generally defines the “Standstill Period” as the period beginning on the date of the Agreement until the date Mr. Richter is no longer serving as an observer on the Board or, if Mr. Richter resigns as an Observer or if the Richter Group terminates the Agreement, the date that is 180 days following the date Mr. Richter is no longer serving as an observer on the Board.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 6, 2018, Hill International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the proposals voted upon at the Annual Meeting and the final voting results.

As of the close of business on October 22, 2018, the record date for the Annual Meeting, 55,558,243 shares of the Company’s common stock, par value $0.0001 per share, were outstanding and entitled to vote. 43,435,302 shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing 78.2% percent of the shares entitled to be voted.  For Proposal 1, nominees receiving a majority of votes cast “for” their election will be elected as a director; the votes cast “for” a nominee must exceed the votes cast “withheld” for such nominee.  For Proposals 2 and 3, the votes cast “for” each such proposal must exceed the votes cast ““against” such proposal in order for the proposal to pass.

Proposal 1 - Election of Directors. The Company’s stockholders elected Arnaud Ajdler and Raouf S. Ghali to serve on the Board of Directors until the Company’s Annual Meeting of Stockholders in 2021 and until their successors have been duly elected or appointed, as set forth below.

Director	For	Withhold	Broker Non-Votes

Arnaud Ajdler	33,375,551	278,806	9,780,945
Raouf S. Ghali	25,600,779	8,053,578	9,780,945

Proposal 2 — Advisory Vote on Named Executive Officer Compensation. The Company’s stockholders approved, on an advisory basis, the compensation paid to named executive officers.

For	Against	Abstain	Broker Non-Votes

27,198,128	6,361,175	95,054	9,780,945

Proposal 3 — Ratification of EisnerAmper LLP as the Company’s Independent Registered Public Accounting Firm for 2018. The Company’s stockholders ratified the Company’s selection of EisnerAmper LLP to serve as the Company independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain	Broker Non-Votes

38,983,958	4,032,450	418,894	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Board Observer and Standstill Agreement, dated as of December 5, 2018, by and among Hill International, Inc., Richter Capital LLC and David L. Richter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: December 10, 2018	Title:	Executive Vice President and Chief Administrative Officer